EXHIBIT 5.1

[LETTERHEAD OF WESTAR ENERGY, INC.]

April 2, 2010

Westar Energy, Inc.

818 South Kansas Avenue

Topeka, Kansas 66612

Ladies and Gentlemen:

I am Vice President, General Counsel and Corporate Secretary of Westar Energy, Inc., a Kansas corporation (the “Company”), and have acted for the Company in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of the Company’s (i) senior debt securities and subordinated debt securities (together, the “Debt Securities”), (ii) first mortgage bonds (“First Mortgage Bonds”), (iii) shares of preferred stock, without par value (the “Preferred Stock”), (iv) shares of preference stock, par value to vary depending on the series (“Preference Stock”), (v) shares of Common Stock, $5.00 par value (the “Common Stock”), (vi) warrants to purchase Debt Securities, First Mortgage Bonds, Preferred Stock, Preference Stock, Common Stock or other securities or rights (the “Warrants”), (vii) purchase contracts (the “Purchase Contracts”) requiring the holders thereof to purchase or sell (A) the Company’s securities or securities of an entity unaffiliated or affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (B) currencies or composite currencies or (C) commodities and (viii) units (the “Units”) consisting of Debt Securities, First Mortgage Bonds, Warrants, Purchase Contracts, Preferred Stock, Preference Stock, Common Stock or any combination of the foregoing. The Debt Securities, First Mortgage Bonds, Preferred Stock, Preference Stock, Common Stock, Warrants, Purchase Contracts and Units are herein collectively referred to as the “Securities”. The Debt Securities, Preferred

Stock and Preference Stock may be convertible and/or exchangeable for Securities or other securities or rights. The senior Debt Securities are to be issued pursuant to an Indenture dated August 1, 1998 (the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee, substantially in the form incorporated as an exhibit to the Registration Statement. The subordinated Debt Securities are to be issued pursuant to an Indenture (the “Subordinated Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, substantially in the form incorporated as an exhibit to the Registration Statement. The First Mortgage Bonds are to be issued under and secured by the Mortgage and Deed of Trust, dated July 1, 1939, between us and The Bank of New York Mellon Trust Company, N.A., as successor to BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee, as supplemented and amended by supplemental indentures (the “Mortgage”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to individually as an “Indenture” and collectively as the “Indentures”. The Company may offer Depositary Shares (the “Depositary Shares”) representing interests in Preferred Stock or Preference Stock deposited with a Depositary and evidenced by Depositary Receipts, and such Depositary Shares are also covered by the Registration Statement.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

On the basis of the foregoing, I am of the opinion that:

1. Upon designation of the preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, of any series of Preferred Stock by the Board of Directors of the Company and proper filing with the Secretary of State of the State of Kansas of a Certificate of Designations relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against payment therefor in accordance with the applicable underwriting or other agreement or upon conversion in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

2. Upon designation of the preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, of any series of Preference Stock by the Board of Directors of the Company and

proper filing with the Secretary of State of the State of Kansas of a Certificate of Designations relating to such series of Preference Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preference Stock proposed to be sold by the Company, and when such shares of Preference Stock are issued and delivered against payment therefor in accordance with the applicable underwriting or other agreement or upon conversion in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

3. When the specific terms of any offering or offerings of Common Stock have been duly established by the Board of Directors of the Company and in accordance with provisions of any applicable underwriting agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and shares of the Common Stock have been issued and sold against payment therefor in accordance with the applicable underwriting or other agreement or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

4. When Depositary Shares evidenced by Depositary Receipts are issued and delivered in accordance with the terms of a Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock or Preference Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement.

5. When the Mortgage has been duly authorized, executed and delivered by the Trustee and the Company, the specific terms of particular First Mortgage Bonds have been duly authorized and established in accordance with the applicable Indenture and such First Mortgage Bonds have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such First Mortgage Bonds will constitute a valid and binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general equity principles).

In connection with my opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors shall have duly established the terms of such Security, (ii) the Registration Statement shall have been deemed or declared effective and such effectiveness shall not have been terminated or rescinded and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

I am a member of the Bar of the State of Kansas and the foregoing opinion is limited to the laws of the State of Kansas (except state securities or blue sky laws) and the federal laws of the United States of America.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, I consent to the reference to me under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

Very truly yours,

/s/ Larry D. Irick

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